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                                                                    Exhibit 99.1

                                  FORM OF PROXY

                             THERMOLASE CORPORATION

      PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ___________, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Gerald Feldman, Theo Melas-Kyriazi and Kenneth J. Apicerno, or any one of them in the absence of the others, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Special Meeting of the stockholders of ThermoLase Corporation, a Delaware corporation (the "Company"), to be held on ________, _______, 2000, at 10:00 a.m., at the offices of Thermo Electron Corporation, 81 Wyman Street, Waltham, Massachusetts 02454-9046, and at any adjournment or adjournments thereof, and to vote all shares of common stock of the Company standing in the name of the undersigned on _________, 2000, with all of the powers the undersigned would possess if personally present at such meeting.

            (IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE.)

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                         SPECIAL MEETING OF STOCKHOLDERS

                             THERMOLASE CORPORATION
                                            , 2000
                              --------------

         1. To consider and vote on a proposal to approve and adopt an Agreement and Plan of Merger dated as of December 14, 1999 (the "Merger Agreement") pursuant to which ThermoLase Acquisition Corporation, a newly-formed company and an indirect wholly-owned subsidiary of Thermo Electron Corporation, will be merged (the "Merger") with and into the Company and each stockholder of the Company (other than Thermo Electron Corporation and ThermoTrex Corporation) will become entitled to receive between 0.198 and
0.132 shares of common stock of Thermo Electron Corporation (which exchange ratio will be determined and adjusted as described in the Merger Agreement) for each outstanding share of common stock of the Company owned by such stockholder immediately prior to the effective time of the Merger. A copy of the Merger Agreement is attached as Appendix A to and is described in the accompanying Proxy Statement-Prospectus.

         [  ]  For                  [  ]  Against             [  ]  Abstain

         2. To consider and act in their discretion upon such other matters as may properly come before the Special Meeting or any adjournment or adjournments thereof.

         [  ]  For                  [  ]  Against             [  ]  Abstain

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS SET FORTH ABOVE IF NO INSTRUCTION TO THE CONTRARY IS INDICATED OR IF NO INSTRUCTION IS GIVEN.

         Copies of the Notice of Special Meeting and of the Proxy
Statement-Prospectus have been received by the undersigned.

                           PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

                           Signature(s)
                                       ---------------------------
                           Date
                               -----------------------------------

                           Note: This proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!